SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   / X /

Filed by a Party other than the Registrant    /    /


Check the appropriate box:

/    /   Preliminary Proxy Statement   /    /  Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
/ X /    Definitive Proxy Statement

/    /   Definitive additional materials

/    /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                  PEPSICO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

   / X / No fee required.

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
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   (2)  Aggregate number of securities to which transaction applies:
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   (3) Per unit price or other underlying value of transaction computed pursuant to  Exchange  Act Rule 0-11 (set  forth the amount on which the  filing  fee is
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   /   / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:
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











PEPSICO, INC.

Purchase, New York 10577-1444

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     PepsiCo   will  hold  its  Annual   Shareholders'   Meeting  at  our  World
Headquarters at 700 Anderson Hill Road, Purchase, New York, on Wednesday, May 7, 1997, at 11:00 A.M. Eastern Daylight Saving Time, to:

       0  Elect directors.
       0  Approve the appointment of independent auditors.
       0 Act upon three shareholder proposals in the attached Proxy Statement. 0 Transact any other business that may properly come before the Meeting.

     If you own shares of PepsiCo stock as of the close of business on March 14, 1997 (the Record Date), you can vote those shares by proxy or at the Meeting.

     If you plan to attend the Meeting, please check the box on your proxy card, so that we may send you an admission card.



     Whether or not you plan to attend the Meeting, please complete the enclosed proxy card, and sign, date and return it promptly in the enclosed postage-paid envelope so that your shares will be represented. The holders of record of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to hold the Meeting. Any shareholder returning a proxy may revoke it by voting at the Meeting.



                                       By order of the Board of Directors,

March 28, 1997                                       EDWARD V. LAHEY, JR.
                                                                  Secretary

PepsiCo, Inc.
Purchase, New York 10577-1444
                                                                  March 28, 1997


                                 PROXY STATEMENT

         The Board of Directors of PepsiCo, Inc. ("PepsiCo") is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 7, 1997, and at any adjournment of the Meeting. We are sending this Proxy Statement in connection with the proxy solicitation.

         At March 14, 1997, the record date, there were 1,541,460,586 shares of PepsiCo Capital Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were registered in the names of 214,860 shareholders and, as far as we know, no person owns beneficially more than 5% of the outstanding Capital Stock.

         PepsiCo is making its first mailing of this Proxy Statement on March 28, 1997.



                                      TABLE OF CONTENTS
                                                                                       Page

PROXY ITEM NO. 1 - ELECTION OF DIRECTORS............................................... 2

Ownership of Capital Stock by Directors and Executive Officers......................... 4
Board Meetings and Committees of the Board............................................. 4
Directors Compensation..................................................................5
Executive Compensation
         Compensation Committee Report..................................................5
         Compensation Committee Interlocks and Insider Participation....................7
         Summary Compensation Table.....................................................8
         Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values.......9
         Option Grants in Last Fiscal Year.............................................10
         Long-Term Incentive Plan Awards...............................................11
         Performance Graph.............................................................12
         Pension Plan Table............................................................12
Compliance with Section 16(a) of the Exchange Act......................................13

PROXY ITEM NO. 2 - APPROVAL OF AUDITORS................................................13

PROXY ITEMS NOS. 3, 4 AND 5 - SHAREHOLDER PROPOSALS
         Election of President and COO.................................................13
         Cumulative Voting.............................................................14
         Cap Non-Performance-Based Executive Compensation..............................15
Other Matters     .....................................................................16
Quorum and Voting .....................................................................16
1998 Shareholders' Proposals...........................................................17
General................................................................................17


                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Board of Directors proposes the following thirteen nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

--------------------------------------------------------------------------------

     JOHN F. AKERS, 62, former Chairman of the Board and Chief Executive Officer of International Business Machines Corporation, has been a member of PepsiCo's Board since 1991. Mr. Akers joined IBM in 1960 and was Chairman and Chief Executive Officer from 1986 until 1993. He is also a director of Hallmark Cards, Inc., Lehman Brothers Holdings, Inc., The New York Times Company, Springs Industries, Inc., W.R. Grace & Co. and Zurich Insurance Company--U.S.

--------------------------------------------------------------------------------

     ROBERT E. ALLEN, 62, Chairman of the Board and Chief Executive Officer of AT&T Corp., has been a member of PepsiCo's Board since 1990. He began his career at AT&T in 1957 when he joined Indiana Bell. He was elected President and Chief Operating Officer of AT&T in 1986, and assumed his present responsibilities in 1988. He is also a director of Bristol-Myers Squibb Company and Chrysler Corp.

--------------------------------------------------------------------------------

     WAYNE CALLOWAY, 61, Chairman of the Board of PepsiCo from 1986 to November 1996, was elected to PepsiCo's Board in 1983. Mr. Calloway joined PepsiCo in 1967, became President and Chief Operating Officer of Frito-Lay, Inc. in 1976, and became Chairman of the Board and Chief Executive Officer of Frito-Lay in 1978. Mr. Calloway became Executive Vice President and Chief Financial Officer of PepsiCo in 1983, President and Chief Operating Officer in 1985, and Chief Executive Officer in 1986, a position he held until April 1996. Mr. Calloway is a director of Citicorp, General Electric Company and Exxon Corporation.

--------------------------------------------------------------------------------

     ROGER A. ENRICO, 52, was elected as PepsiCo's Chief Executive Officer in April and Chairman of the Board in November 1996. Mr. Enrico was elected to PepsiCo's Board in 1987. He joined PepsiCo in 1971, and became President and Chief Executive Officer of Pepsi-Cola USA in 1983, President and Chief Executive Officer of PepsiCo Worldwide Beverages in 1986, Chairman and Chief Executive Officer of Frito-Lay, Inc. in 1991 and Chairman and Chief Executive Officer of PepsiCo Worldwide Foods in 1992. In addition to his duties as PepsiCo's Chairman and CEO, he is also Chairman and Chief Executive Officer, PepsiCo Worldwide Restaurants, a position he has held since 1994. Mr. Enrico is a member of the Board of Directors of Dayton Hudson Corporation, the A. H. Belo Corporation and The Prudential Insurance Company of America.

--------------------------------------------------------------------------------

     RAY L. HUNT, 53, Chairman and Chief Executive Officer of Hunt Oil Company and Chairman, Chief Executive Officer and President, Hunt Consolidated, Inc., was elected to PepsiCo's Board in April 1996. Mr. Hunt began his association with Hunt Oil Company in 1958 and has held his current position since 1976. He is also a director of Dresser Industries, Inc., Security Capital Group, Ergo Science, Inc. and Electronic Data Systems Corporation.

--------------------------------------------------------------------------------

     JOHN J. MURPHY, 65, former Chairman of the Board and Chief Executive Officer of Dresser Industries, Inc., was elected a director of PepsiCo in 1984, and is Chairman of the Compensation Committee. Mr. Murphy joined Dresser in 1952 and was elected its Chairman and Chief Executive Officer in 1983. Mr. Murphy served as Chief Executive Officer until November 1995, and as Chairman until December 1996. He is also a director of NationsBank Corporation, Kerr-McGee Corporation and CARBO Ceramics Inc.

--------------------------------------------------------------------------------

     STEVEN S REINEMUND, 48, was elected a director in April 1996. Mr. Reinemund began his career with PepsiCo as a senior operating officer of Pizza Hut, Inc. in 1984. He became

President and Chief Executive Officer of Pizza Hut in 1986, and President and Chief Executive Officer of Pizza Hut Worldwide in 1991. In 1992, Mr. Reinemund became President and Chief Executive Officer of Frito-Lay, Inc., and assumed his current position as Chairman and Chief Executive Officer of the Frito-Lay
Company in April 1996. He is also a director of Provident Life & Accident Insurance Co.

--------------------------------------------------------------------------------

     SHARON PERCY ROCKEFELLER, 52, was elected a director in 1986. She is President and Chief Executive Officer of WETA public stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She is a member of the Board of Directors of Public Broadcasting Service, Washington, D.C. and was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992. Mrs. Rockefeller has also been a Member of the Democratic National Committee.

--------------------------------------------------------------------------------

     FRANKLIN A. THOMAS, 62, was elected to PepsiCo's Board in 1994. From 1967 to 1977, he was President and Chief Executive Officer of the Bedford-Stuyvesant Restoration Corporation. From 1977 to 1979 Mr. Thomas had a private law practice in New York City. Mr. Thomas was President of the Ford Foundation from 1979 to April 1996 and is currently a consultant to the TFF Study Group, a non-profit organization assisting development in southern Africa. He is also a director of ALCOA, Citicorp, Cummins Engine Company, Inc. and Lucent Technologies.

--------------------------------------------------------------------------------

     P. ROY VAGELOS, 67, former Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., has been a member of PepsiCo's Board since 1992. Dr. Vagelos joined Merck in 1975 and became President and Chief Executive Officer in 1985. He became a director in 1984 and Chairman in 1986, retiring from that position in 1994. Dr. Vagelos is also a director of The Estee Lauder Companies Inc., The Prudential Insurance Company of America, McDonnell Douglas Corporation and Chairman of the Board of Regeneron Pharmaceuticals Inc.

--------------------------------------------------------------------------------

     KARL M. VON DER HEYDEN, 60, was elected as PepsiCo's Chief Financial Officer and Vice Chairman of the Board in September 1996. Mr. von der Heyden was Co-Chairman and Chief Executive Officer of RJR Nabisco from March through May 1993 and Chief Financial Officer from 1989 to 1993. He served as President and Chief Executive Officer of Metallgesellschaft Corp. from 1993 to 1994. Mr. von der Heyden has also been a senior advisor to the Clipper Group, a private merchant bank, since 1994. Mr. von der Heyden is a director of Federated Department Stores, Inc.

--------------------------------------------------------------------------------

     CRAIG E. WEATHERUP, 51, was elected a director in April 1996. Mr. Weatherup is currently Chairman and Chief Executive Officer of the Pepsi-Cola Company, a position he has held since July 1996. He joined Pepsi-Cola as Marketing Director for the Far East in 1974, was named Senior Vice President, Sales and Marketing of the Pepsi-Cola Group in 1982, and President of the division in 1986. He was appointed President of the Pepsi-Cola Company in 1988, President and Chief Executive Officer of Pepsi-Cola North America in 1991, and served as PepsiCo's President in 1996. Mr. Weatherup is also a director of Federated Department Stores, Inc.

--------------------------------------------------------------------------------

     ARNOLD R. WEBER, 67, was elected to PepsiCo's Board in 1978, and is Chairman of the Audit Committee. Dr. Weber is Chancellor of Northwestern University and was the University's President from 1985 to 1995. He has held various government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Aon Corp., Burlington Northern, Inc., Inland Steel Company, The Tribune Co. and Deere Co.

--------------------------------------------------------------------------------

     If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the present Board.


     OWNERSHIP OF CAPITAL STOCK BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows, as of March 14, 1997, the shares of PepsiCo Capital Stock beneficially owned by each director (including nominees), by each named executive officer individually, and by all directors and executive officers as a group:

             Name of Individual or                          Number of Shares
         Number of Persons in Group                     Beneficially Owned(1)(2)

      John F. Akers.................................................     28,307
      Robert E. Allen...............................................      9,521
      Wayne Calloway................................................  5,661,834
      Roger A. Enrico...............................................  1,711,418
      Ray L. Hunt...................................................      3,381
      John J. Murphy................................................     24,399
      Steven S Reinemund............................................    604,896
      Sharon Percy Rockefeller......................................     65,422
      Franklin A. Thomas............................................      4,381
      P. Roy Vagelos................................................     40,017
      Karl M. von der Heyden........................................     20,000
      Craig E. Weatherup............................................  1,586,060
      Arnold R. Weber...............................................     43,397
      Robert L. Carleton............................................    199,140
      Edward V. Lahey, Jr...........................................    679,807
      All directors and executive officers as a group (17 persons).. 10,918,034
-----------------------

     (1) Certain directors or executive officers share voting and investment power over 618,827 shares of PepsiCo Capital Stock with their spouses or children. The shares shown include 9,311,632 shares of PepsiCo Capital Stock which certain directors and executive officers have a right to acquire within 60 days.

     (2) The shares shown do not include the following number of PepsiCo Capital Stock equivalents, which are held in PepsiCo's deferred income program: John F. Akers 1,119 shares; Robert E. Allen 26,379 shares; Roger A. Enrico 17,136 shares; Ray L. Hunt 1,119 shares; John J. Murphy 7,386 shares; Franklin A. Thomas 5,154 shares; P. Roy Vagelos 1,119 shares; Craig E. Weatherup 13,860 shares; Arnold R. Weber 4,831shares; and all directors and executive officers as a group 82,623 shares.

     Directors and executive officers as a group own less than 1% of outstanding Capital Stock.


     BOARD MEETINGS AND COMMITTEES OF THE BOARD. PepsiCo's Board held six regular meetings and one telephonic meeting during the year. Because of its compact, independent structure, the Board does not operate through a variety of Committees and all outside directors serve on the two existing committees. The full Board deals with matters such as nominations for Board membership or issues raised by shareholders.

     The Audit Committee, which was established in 1967, held two meetings in 1996. The Committee reviews external and internal audit plans and activities, our annual financial statements, and our system of internal financial controls. The Audit Committee approves the fees for audit, audit-related and nonaudit services provided by the independent auditors, and recommends to the Board the annual selection of independent auditors.

     The Compensation Committee, which has been active since 1955, held four meetings during 1996. The Compensation Committee administers PepsiCo's incentive plans, sets policies that govern executives' annual compensation and long-term incentives, and reviews management performance, development and succession.

     Average attendance by incumbent directors at Board and Committee meetings was approximately 93%. No incumbent director attended fewer than 75% of the total number of Board and Committee meetings.


     DIRECTORS COMPENSATION. Directors who are employees receive no additional pay for serving as directors. All other directors receive annual retainers of $70,000 and an annual grant of options to buy $120,000 worth of PepsiCo Capital Stock. Directors may convert up to $90,000 of their option grant into PepsiCo Capital Stock at a ratio of three options for one share. Directors may also defer payment of their retainers and stock grants. If the stock grant is deferred, the only investment option available is PepsiCo Capital Stock equivalents, payable in cash. Deferrals may not be made for less than one year.


                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation

Executive Pay Policy

     PepsiCo's executive compensation programs are designed to enable it to recruit, retain and motivate a large group of talented and diverse domestic and international executives. This is essential for PepsiCo to achieve its challenging worldwide performance objectives and to continue to achieve outstanding shareholder returns. As a result, the Committee has determined that executive compensation opportunities, including those for PepsiCo's Chief Executive Officer ("CEO"), should create incentives for superior performance and consequences for below target performance.

     The Compensation Committee annually examines short-term and long-term compensation levels for the CEO and other senior executives against a survey of the compensation practices of a group of leading consumer product companies. This review is validated against surveys of the compensation practices of a broader range of major companies, including the Fortune 50. Together these companies are referred to as the "survey companies." These reviews also compare PepsiCo's short and long-term results with the performance of the survey companies, to ensure a pay for performance linkage. The survey companies include some, but not all, of the companies covered in the Standard & Poor's 500 Beverage, Food and Restaurant Indices included on the Performance Graph on page 12.

     The Committee believes that our executive compensation programs have met their objectives. PepsiCo has been able to attract and retain the executive talent necessary to support a corporation which has more than doubled its sales over the last seven years, while providing superior shareholder returns over that period.

Specific Compensation Programs

     PepsiCo's executive compensation mix includes a base salary, annual cash bonus awards, and long-term incentive compensation in the form of performance units and stock options. Overall, these programs are intended to be performance-oriented, with the principal portion of executive compensation opportunities tied to achievement of annual objectives and long-term shareholder returns. It is the Committee's intention that substantially all executive compensation be deductible for federal income tax purposes.

     Salary ranges for the CEO and the other executive officers are based on the underlying accountabilities of each executive's position, which are reviewed on a regular basis and benchmarked against similar positions among the survey companies. These salary ranges are targeted at the upper end of salaries for similar positions at the survey companies; however, individual salaries are capped at $1 million.

     Bonus awards for PepsiCo's CEO and executive officers are paid based on PepsiCo's overall performance against specified earnings growth targets set in advance in accordance with the shareholder approved 1994 Executive Incentive Compensation Plan. The amount of the award an executive is eligible to receive will increase if higher earnings per share targets are achieved. No payment will be made if the minimum earnings target is not met. Once those earnings targets are achieved, the Committee exercises its discretion to determine the exact amount of the bonus to be paid to each executive officer. In determining the bonus of executive officers other than the CEO, the Committee considers PepsiCo's performance as well as subjective personal factors such as quality of strategic plans, organizational and management development and special project or idea leadership. The CEO's bonus is based on the Committee's subjective assessment of a broad range of performance measures, including PepsiCo's financial results, strategic position, market share and performance compared to the broad range of major companies included in the survey companies.

     Long-term awards, made under the shareholder approved 1994 Long-Term Incentive Plan (the "LTIP"), have generally been granted every other year in the form of performance units and stock options. Pro rata and special awards may be made off-cycle to participants who are promoted or newly hired. Performance units are paid after four years based on achieving earnings per share growth targets set in advance by the Committee. Stock options are granted at market value on the date of grant and increase in value only to the extent of appreciation in PepsiCo's Capital Stock. Most become exercisable at the end of four years, and are exercisable thereafter for six years. PepsiCo's CEO and, in general, other executive officers are given the opportunity to choose the mix of performance units and stock options in their long-term awards. Most executives have elected 100% stock options.

     PepsiCo's executives may also participate in the Company's benefit programs, including the Company's retirement plans, its medical, savings and other benefit plans and its SharePower Stock Option Plan, under which all full-time employees receive annual grants of options to purchase shares of PepsiCo stock equal in amount to 10% of that individual's previous year's salary and bonus. Executive officers receive their annual SharePower awards under the LTIP. In addition, executives are eligible to participate in the Company's income deferral programs.

Performance Evaluation

     In April 1996, Roger A. Enrico succeeded D. Wayne Calloway as CEO. References to CEO in this section apply to both individuals. The Committee meets without the CEO to evaluate his performance, and with the CEO to evaluate the performance of other executive officers. The 1996 salaries, bonuses and long-term incentive awards for the corporation's CEO and executive officers set forth on page 8 were reviewed and approved at meetings of the Compensation Committee held during 1996 and in January 1997.

     Decisions on executive officers' salaries and salary increases were based on individual performance evaluations. As described above, decisions on senior executive officers' bonus awards were based on PepsiCo's performance against established earnings targets and on individual performance.

     The salary of each CEO in 1996 was less than $1 million. Reimbursement for relocation expenses incurred by Mr. Enrico in connection with assumption of his new responsibilities are not included as salary. The primary performance measures used to determine the CEO's 1996 bonus award were earnings results, the strength of PepsiCo's strategic position and its five-year earnings per share growth and total return to shareholders as compared to the survey companies. The overall performance measures were not assigned specific weights, but rather were weighted subjectively by each member of the Compensation Committee. PepsiCo's fiscal 1996 earnings per share growth (before one time charges) declined 5%.

     Long-term incentive awards were made to the CEO and to other executive officers last year. These included special awards to Messrs. Enrico, Reinemund and Weatherup. The level of long-term incentive awards are based on comparisons with awards at the survey companies. These long-term awards, which are intended as incentives for future performance and are not based on past corporate performance, are targeted at the upper end of awards for similar positions at the survey companies.

     The Performance Graph on page 12 compares PepsiCo's five year cumulative total return to the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Beverage, Food and Restaurant Indices. PepsiCo's compounded annual total shareholder return for the five years ended December 28, 1996 was 13.6%.

                             COMPENSATION COMMITTEE:


               JOHN F. AKERS                  SHARON PERCY ROCKEFELLER
               ROBERT E. ALLEN                FRANKLIN A. THOMAS
               RAY L. HUNT                    P. ROY VAGELOS
               JOHN J. MURPHY                 ARNOLD R. WEBER



     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Andrall E. Pearson, who served as a member of the Compensation Committee until he retired in April 1996, was PepsiCo's President and Chief Operating Officer until 1984.



                                          Summary Compensation Table

                                                                                          Long-Term
                                              Annual Compensation                       Compensation
                                       ----------------------------------------- -----------------------------
                                                                                  Awards        Payouts
                                                                                 -----------------------------
                                                                                 Securities
                                                                                   Under-
                                                                                   lying       Long-Term        All Other
Name and Principal                                                Other Annual    Options    Incentive Plan     Compensa-
Position                        Year    Salary ($)   Bonus ($)   Compensation ($)  (#)(1)      Payouts ($)      tion($)(2)
-------------------------       -----   ----------   ---------   ---------------   -------    -----------       ----------

Wayne Calloway                  1996       925,000     1,300,000    121,526(3)      686,857        0             1,895
Director, Former Chairman       1995       925,000     2,425,000    103,234(3)       11,602        0             2,927
   of the Board and Chief       1994       968,269     1,975,000    120,786(3)      718,552        0             3,416
   Executive Officer

Roger A. Enrico (4)             1996       880,500     1,300,000    910,408(3)    1,732,141    1,745,029(5)      2,281
Chairman of the Board and       1995       771,539       784,690    113,885(3)        5,560        0             2,638
   Chief Executive Officer      1994       735,404       611,730     79,754(3)      104,546    1,340,036(5)      2,823

Steven S Reinemund (6)          1996       715,769     1,053,005      7,263       1,143,841      120,940           0
Director; Chairman and          1995        -            -              -             -            -              -
   Chief Executive Officer,     1994        -            -              -             -            -              -
   Frito-Lay Company

Craig E. Weatherup (6)          1996       723,346       925,025     59,553(3)    1,169,441        0             5,789(7)
Director; Chairman and          1995        -             -             -             -            -              -
   Chief Executive Officer,     1994        -             -             -             -            -              -
   Pepsi-Cola Company

Robert L. Carleton              1996       330,058       162,580     11,563         109,997        0               0
Senior Vice President           1995       310,275       249,480     11,040           2,004        0               0
   and Controller               1994       297,050       188,410     10,761         133,410        0               0

Edward V. Lahey, Jr.            1996       411,636       233,435     21,523         164,629        0             1,211
Senior Vice President,          1995       388,269       315,900     10,816           2,528        0             1,643
   General Counsel and          1994       370,692       229,950     10,362         173,638        0             1,827
   Secretary
---------------

     (1) Options are reflected on a post-split basis.

     (2) PepsiCo pays a portion of the annual cost of life insurance policies on the lives of its key employees. These amounts are included here. If a covered employee dies while employed by PepsiCo, PepsiCo is reimbursed for its payments from the proceeds of the policy.

     (3) This amount includes benefits from the use of corporate transportation ($82,339 in 1996; $62,855 in 1995 and $79,257 in 1994 for Mr. Calloway; $92,929
in 1996; $65,612 in 1995 and $42,757 in 1994 for Mr. Enrico; $35,435 in 1996 for
Mr. Weatherup). It also includes reimbursement of relocation and tax related expenses of $777,311 relative to Mr. Enrico's relocation in connection with his new responsibilities.

     (4) Mr. Enrico became Chief Executive Officer on April 1, 1996 and Chairman of the Board on November 14, 1996. Previously, he was Vice Chairman of the
Board,  and  is  Chairman  and  Chief  Executive   Officer,   PepsiCo  Worldwide
Restaurants.

     (5) This amount vested as a result of PepsiCo's achievement of a predetermined cumulative earnings per share growth target over a four-year period. Mr. Enrico deferred payment of this amount.

     (6) Mr. Reinemund and Mr. Weatherup were not executive officers in 1995 and 1994. Mr. Reinemund became Chairman and Chief Executive Officer, Frito-Lay Company, and was elected a Director on April 1, 1996. Previously, he was President and Chief Executive Officer of Frito-Lay, Inc. Mr. Weatherup became Chairman and Chief Executive Officer, Pepsi-Cola Company, in July 1996 and was elected a Director on April 1, 1996. Previously, he was President and Chief Executive Officer of Pepsi-Cola North America.

     (7) Of this amount, $1,471 is for life insurance (see (1)) and $4,318 is preferential earnings on income deferred by Mr. Weatherup since 1986. In order to earn a preferential return, Mr. Weatherup elected a risk feature under which, if he terminated his employment, he would forfeit all his deferred income.



                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values
                 -----------------------------------------------


                           Shares Ac-                  Number of Securities Under-
                           quired on       Value       lying Unexercised Options at      Value of Unexercised In-the-
          Name             Exercise(#)   Realized                FY-End                  Money Options at FY-End(1)
----------------------     -----------   --------      ----------------------------      ----------------------------
                                                       Exercisable    Unexercisable     Exercisable      Unexercisable
                                                        -----------    -------------     -----------      -------------


Wayne Calloway              250,000      7,096,463      3,793,038        2,915,071       79,070,042         44,715,364

Roger A. Enrico                0             0            601,382        2,891,097       12,502,252         27,580,958

Steven S Reinemund             0             0            595,424        1,834,643        9,463,107          6,819,131

Craig E. Weatherup             0             0          1,576,512        2,031,507       31,421,653         15,602,802

Robert L. Carleton             0             0            131,140          235,509        1,715,112          1,230,306

Edward V. Lahey, Jr.         72,792      1,812,728        651,934          340,395       12,565,283          1,724,145

----------

     (1) The closing price of PepsiCo Capital Stock on December 27, 1996, the last trading day prior to PepsiCo's fiscal year end, was $29.625.



                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                                    Potential Realizable Value
                                                                                     at Assumed Annual Rates
                                                                                  of Stock Price Appreciation for
                               Individual Grants                                           Option Term

-------------------------------------------------------------------------------   -------------------------------
                            Number of      % of Total
                            Securities      Options
                              Under-       Granted to    Exercise
                              lying       Employees in   or Base
                             Options      Fiscal Year     Price     Expiration
          Name             Granted (#)        (1)         ($/Sh)       Date        5% ($)(2)        10% ($)(2)
---------------------       --------       ---------     --------    -------       ---------        ---------


Wayne Calloway                8,169 (3)      0.021       35.50       6/30/06           182,379          462,185
                            678,688 (4)      1.747       29.46875    1/25/06        12,577,947       31,874,988

Roger A. Enrico               3,901 (3)      0.010       35.50       6/30/06            87,093          220,710
                            260,360 (4)      0.670       31.6875     1/25/06         5,188,480       13,148,626
                             87,816 (5)      0.226       31.6875     1/27/04         1,328,601        3,182,230
                          1,000,000 (6)      2.573       29.46875    1/25/06        18,532,739       46,965,598
                            380,064 (4)      0.978       29.46875    1/25/06         7,043,627       17,849,933

Steven S Reinemund            3,061 (3)      0.008       35.50       6/30/06             68,339         173,185
                            106,512 (4)      0.274       31.6875     1/25/06          2,122,582       5,379,039
                              8,492 (5)      0.022       31.6875     1/27/04            128,479         307,729
                            700,000 (7)      1.801       29.46875    1/25/09         18,269,281      50,585,757
                            325,776 (4)      0.838       29.46875    1/25/06          6,037,521      15,300,265

Craig E. Weatherup            3,185 (3)      0.008       35.50       6/30/06             71,108         180,200
                            106,512 (4)      0.274       31.6875     1/25/06          2,122,582       5,379,039
                             33,968 (5)      0.087       31.6875     1/27/04            513,914       1,230,914
                            700,000 (7)      1.801       29.46875    1/25/09         18,269,281      50,585,757
                            325,776 (4)      0.838       29.46875    1/25/06          6,037,521      15,300,625

Robert L. Carleton            1,405 (3)      0.004       35.50       6/30/06             31,368          79,492
                            108,592 (4)      0.279       29.46875    1/25/06          2,012,507       5,100,088

Edward V. Lahey, Jr.          1,741 (3)      0.004       35.50       6/30/06             38,869          98,502
                            162,888 (4)      0.419       29.46875    1/25/06          3,018,761       7,650,132

All PepsiCo                     -              -         35.50          -         34.5 Billion (8)  87.4 Billion (8)
    Shareholders

----------

     (1)  Does  not  include   approximately   11,546,000   options  granted  to
approximately 129,900 employees under PepsiCo's SharePower Stock Option Plan.

     (2) The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of PepsiCo's stock. If PepsiCo's stock does not increase in value, then the option grants described in the table will be valueless.

     (3) Twenty percent of these options becomes exercisable one year after the grant date, July 1, 1996, and an additional twenty percent becomes exercisable each year thereafter.

     (4) These options become exercisable on February 1, 2000.

     (5) These options become exercisable on February 1, 1998.

     (6) These options become exercisable on January 25, 2001.

     (7) These options become exercisable on January 25, 2004.

     (8) These amounts do not include dividends and are based on the number of shares of PepsiCo Capital Stock outstanding on December 31, 1996.


             Long-Term Incentive Plans - Awards In Last Fiscal Year
             ------------------------------------------------------

                                                               Estimated Future Payouts under Non-Stock Price-
                                                                                 Based Plans
                                                              ---------------------------------------------------
                               Number of      Period Until
                              Performance     Maturation or
           Name                  Units         Payout (1)       Threshold (2)      Target (2)      Maximum (2)
-------------------------  ---------------- ---------------- ------------------ --------------- ----------------

Steven S Reinemund               8,492           2 years           $67,273          $269,090        $269,090


     (1) This award is a pro-rated award from the 1994 Performance Share Grant, which was granted to Mr. Reinemund on April 1, 1996.

     (2) The target payout is based on 10% Cumulative Earnings per Share Growth ("CE/SG") for the years ended 1994 through 1997. In the event that the Corporation achieves 9% CE/SG, the participant receives 75% of the target, 8% CE/SG results in a 50% payment, 7% CE/SG results in a 25% payment and below 7% CE/SG would result in $0 payout.

     PERFORMANCE GRAPH. The graph below shows the five-year cumulative total return of PepsiCo Capital Stock as compared with Standard & Poor's 500 Stock Index and the weighted average of Standard & Poor's 500 Beverage (Soft Drink), Food and Restaurant Indices. The information presented is based on a calendar year, and the composite index is weighted based on 1996 sales.


                            CUMULATIVE TOTAL RETURN


                           Dec-91   Dec-92   Dec-93   Dec-94   Dec-95   Dec-96
                           ------   ------   ------   ------   ------   ------

PepsiCo, Inc.               $100     $124     $124     $112     $176     $190

S&P 500                      100      108      118      120      165      203

S&P Avg. of 3 Industry       100      114      121      127      183      210
   Groups






                               Pension Plan Table
                               ------------------

     When  an  executive   retires  at  the  normal  retirement  age  (65),  the
approximate  annual benefits payable after January 1, 1997 for the following pay classifications and years of service are:


              Remuneration                                       Years of Service
        -------------------- -------------- -------------- -------------- -------------- --------------
                                   20             25             30             35             40
                             -------------- -------------- -------------- -------------- --------------


          $500,000                 197,420        221,780        246,130        270,490        295,490
          $750,000                 297,420        334,280        371,130        407,990        445,490
        $1,000,000                 397,420        446,780        496,130        545,490        595,490
        $1,250,000                 497,420        559,280        621,130        682,990        745,490
        $1,500,000                 597,420        671,780        746,130        820,490        895,490
        $1,750,000                 697,420        784,280        871,130        957,990      1,045,490
        $2,000,000                 797,420        896,780        996,130      1,095,490      1,195,490
        $2,250,000                 897,420      1,009,280      1,121,130      1,232,990      1,345,490
        $2,500,000                 997,420      1,121,780      1,246,130      1,370,490      1,495,490
        $2,750,000               1,097,420      1,234,280      1,371,130      1,507,990      1,645,490
        $3,000,000               1,197,420      1,346,780      1,496,130      1,645,490      1,795,490
        $3,250,000               1,297,420      1,459,280      1,621,130      1,782,990      1,945,490
        $3,500,000               1,397,420      1,571,780      1,746,130      1,920,490      2,095,490


     The pay covered by the Pension Plans noted below is based on the salary and bonus shown in the Summary Compensation Table on page 8 for each of the above executive officers. The years of credited service as of January 1, 1997 for the executive officers named on the Summary Compensation Table are as follows: Wayne Calloway -- 30 years; Roger A. Enrico -- 25 years; Steven S Reinemund -- 12 years; Craig E. Weatherup -- 22 years; Robert L. Carleton -- 22 years and Edward
V. Lahey, Jr. -- 31 years.

     Computation of Benefits. PepsiCo's executive officers participate in PepsiCo's Retirement Plan and PepsiCo's Pension Equalization Plan (which was adopted in 1975 to provide benefits that would have been payable under the Retirement Plan except for ERISA limitations). The annual benefits payable under these two Pension Plans to employees with 5 or more years of service at age 65 are, for the first 10 years of credited service, 30% of the employee's highest consecutive five-year average annual earnings plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over 10 years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).



     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. A Securities and Exchange Commission Form 4 was not filed on time to report one stock purchase by Dr. P. Roy Vagelos. Once the omission was discovered, a Form 4 was promptly filed.



                     APPROVAL OF AUDITORS (PROXY ITEM NO. 2)

     The Audit Committee recommended that KPMG Peat Marwick LLP continue as PepsiCo's independent auditors for 1997. They have been PepsiCo's independent auditors since 1990. They were paid approximately $9.4 million for audit and audit-related services rendered for 1996. Representatives of KPMG Peat Marwick LLP will be available to answer questions at the Annual Meeting and are free to make statements during the meeting.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  SHAREHOLDERS  VOTE  FOR  THIS
RESOLUTION.


                             SHAREHOLDERS' PROPOSALS

     If proposals are submitted by more than one shareholder, PepsiCo will only list the primary filer's name, address and number of shares held. We will provide oral or written information about co-filers promptly if we receive an oral or written request for the information.

                Election of President and COO (Proxy Item No. 3)
                ------------------------------------------------

     Mrs. Evelyn Y. Davis, of the Watergate Office Building, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, who owns 900 shares of PepsiCo Capital Stock, has advised PepsiCo that she intends to introduce the following resolution for the reasons stated:

         "RESOLVED: That the stockholders of PepsiCo recommend that the Board of Directors take the necessary steps to appoint a President and Chief Operating Officer of the parent company.

         REASONS: We do have a CEO of PepsiCo as well as several presidents of subsidiary companies. A company of the size and stature of PepsiCo ought to have a defined number two man as well as a number one man. Now is the time for the Board to appoint number two. Waiting any longer is, in our opinion, not in the best interests of the corporation and its stockholders. Uncertainty about succession should be cleared up now.

         If you AGREE, please mark your proxy FOR this proposal."


     BOARD OF DIRECTORS' RESPONSE: Your Board of Directors does not believe that either the Corporation's operations or succession planning require appointment of a President or Chief Operating Officer. There are several well qualified senior executives responsible for the Corporation's principal businesses and financial matters. This is an effective system for managing the Corporation's business and affairs and provides ample support to Mr. Enrico, who was appointed CEO less than one year ago.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS RESOLUTION.


                      Cumulative Voting (Proxy Item No. 4)
                      ------------------------------------

     John J. Gilbert, 29 East 64th Street, New York, New York 10021-7043, who owns 1,536 shares of PepsiCo Capital Stock, has advised PepsiCo of his intention to introduce from the floor the following resolution for the reasons stated:

         "RESOLVED: That the stockholders of PepsiCo, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

         REASONS: Continued strong support along the lines we suggest were shown at the last annual meeting when 27.26%, an increase over the previous year, 11,649 owners of 157,086,870 shares, were cast in favor of this proposal. The vote against included 12,729 unmarked proxies.

         A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

         The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

         With all the troubles Pepsi is having it is all the more reason to have cumulative voting to bring about directors who may be able to help. When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have also been prevented with cumulative voting.

         Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

         Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% or more of the shares cumulative voting applies, it does apply at the latter company.

         In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

         If you agree, please mark your proxy FOR this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."


     BOARD OF DIRECTORS' RESPONSE: Resolutions about cumulative voting submitted by this shareholder at previous annual meetings have been defeated by a wide margin. The present system of voting for the election of directors, under which the holders of a majority of the shares elect a Board representing all shareholders, has served well and avoids the conflict created where a director is elected by a narrow constituency.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS RESOLUTION.


Cap Non-Performance-Based Executive Compensation at $1 Million (Proxy Item No.5)
-------------------------------------------------------------------------------

     The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, which owns 100 shares of PepsiCo Capital Stock, has submitted the following resolution for the reasons stated:

         "Resolved: That the shareholders of PepsiCo, Inc. request that the Board of Directors establish a policy that no executive will be compensated more than $1 million per year, regardless of when such compensation is paid, unless the compensation is paid in accordance with a performance-based plan disclosed to shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of the compensation.

     Supporting Statement:

         Recently the New York Times ran an investigative series which focused on deferred compensation which can be a detriment to shareholders in a number of ways.

         Deferred compensation can obscure the exact extent of compensation. Too often, all references to deferred compensation are to be found in the footnotes. For example, in Pepsi's proxy a footnote explains that in 1995 Mr. Dettmer earned "$199,967 [in] preferential earnings on income" which he had deferred since 1978. It is unclear what interest rate is being earned. The proxy also notes, in another footnote, that in 1994 Mr. Enrico deferred $1,340,036.

         Deferred compensation can also prevent shareholders from exercising their right to vote on certain compensation plans. Internal Revenue Code
     Section 162(m) which eliminated the business expense deduction for annual compensation of over $1 million, with some exceptions, was designed to give shareholders the ability to rein in excessive executive compensation. In approving this law, Congress did not declare that executives be paid less than $1 million. Rather, Congress said that shareholders must approve performance-based compensation package of more than $1 million to preserve tax advantages.

         One loophole corporate lawyers have exploited to avoid paying taxes and at the same time to avoid seeking shareholder approval has been to put ever-increasing amounts in deferred compensation. This seems to circumvent part of the intent of the IRS Code by depriving shareholders of their prerogative to vote.

         Board members are closest to executive performance, yet Pepsi's unusual board and committee structure may serve to create a board that is disinclined to challenge such packages. The fact that there is no independent nominating committee, for example, allows executives a great deal of power in selecting who will make compensation decisions. The current compensation committee is made up of a number of executives and former executives, who themselves have faced criticism for their pay packages. Deferred compensation should not be used as a way to obscure compensation figures or to deprive shareholders of their right to make such decisions.

         For the above reasons we urge you to vote FOR the proposal."


     BOARD OF DIRECTORS' RESPONSE: As shown on page 8, all of PepsiCo's senior executives are paid non-performance based compensation--a salary--of less than $1 million. All bonus and long-term incentives paid to executive officers are tied to performance-based compensation plans approved by shareholders in 1987 and 1994.

     The deferrals referred to by the Teamsters General Fund relate to a payment election made by a former executive officer in 1977 with respect to a long-term performance-based award, and a 1993 deferral election made by Mr. Enrico with respect to a long-term performance-based award made to him in 1990. Contrary to the Teamsters proposal, payments of these deferrals are fully deductible and are not inconsistent in any way with the plans approved by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS RESOLUTION.



                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Meeting. If matters other than the ones listed in this Proxy Statement arise at the Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.


                                QUORUM AND VOTING

     QUORUM. Under North Carolina law, abstentions and broker nonvotes are counted to determine whether a quorum is present at the Meeting. (Under New York Stock Exchange rules, a broker may, if the broker does not have instruction from a beneficial owner, vote shares on routine proposals. A broker does not have discretionary voting power with respect to nonroutine proposals, such as a merger. If the broker has not received voting instructions regarding nonroutine proposals from the beneficial owner, the broker cannot vote on those proposals. This is referred to as a broker nonvote.)

     VOTING. Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

     Under PepsiCo's By-Laws, a majority of the shares of Capital Stock present in person or by proxy and entitled to vote is required for passage of a proposal (except for the election of directors, which requires a majority of votes cast to elect). Therefore, abstentions are not counted as "for" or "against" votes, but are counted in the total number of votes present and entitled to vote for passage of a proposal. This has the effect of requiring a higher vote for passage. Broker nonvotes are not shares entitled to vote, are not counted in the total number of votes, and they have no effect on the outcome of voting.

     Shares held in PepsiCo's Employee Stock Ownership Plan (the "ESOP") cannot be voted unless a proxy card is signed and returned. If cards representing shares held in the ESOP are not returned, the trustees will vote those shares in the same proportion as the shares for which signed cards are returned by other participants.

     CONFIDENTIALITY. PepsiCo's policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it. PepsiCo retains an independent organization to tabulate shareholder votes and certify voting results.


                          1998 SHAREHOLDERS' PROPOSALS

     PepsiCo welcomes comments or suggestions from its shareholders, including any recommendations shareholders may have as to future directors of the Company. If a shareholder wants to have a proposal formally considered at the 1998 Annual Shareholders' Meeting, and included in the Proxy Statement for that Meeting, we must receive the proposal in writing on or before November 27, 1997.


                                     GENERAL

     PepsiCo will pay the costs relating to this Proxy Statement, the proxy and the Annual Meeting.

     In addition to the solicitation of proxies by mail, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation.

     To be sure that we have the necessary quorum to hold the Annual Meeting, PepsiCo has hired the firm of Georgeson & Company, Inc. to help in soliciting proxies by mail, telephone, telegraph and personal interview for fees estimated at approximately $21,000.

     Employees of PepsiCo may also solicit proxies. They will not receive any additional pay for the solicitation.

     The Annual Report to Shareholders for 1996, which includes financial statements, was mailed with this Proxy Statement or was previously delivered to shareholders and is not part of the material for the solicitation of proxies. To reduce postage costs, we sent materials at bulk mail rates. If you have not received the Annual Report by the time you receive your Proxy Statement, please write or call PepsiCo's Manager of Shareholder Relations, at PepsiCo, Inc., Purchase, NY 10577 or (914) 253-3055.

     Please complete, sign, and date the enclosed proxy card, which can be revoked by voting at the meeting, and mail it promptly in the enclosed postage-paid envelope.

                       By order of the Board of Directors,

                                                 EDWARD V. LAHEY, JR.

                                                       Secretary

                            APPENDIX -- PROXY CARD 1


                                 PEPSICO, INC.

                                March 28, 1997






                       YOUR PROXY CARD IS ATTACHED BELOW.

       PLEASE READ THE ENCLOSED PROXY STATEMENT, THEN VOTE AND RETURN THE
                       CARD AT YOUR EARLIEST CONVENIENCE.











                                                 V  FOLD AND DETACH HERE  V                        (See reverse side for directions)

-----------------------------------------------------------------------------------------------------------------------------------

/  X  /  PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE
-----------------------------------------------------------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3, 4 and 5.
        VOTE FOR ITEMS 1 AND 2.
--------------------------------------    -----------------------------------------------------------------------------------------

  1. Election of Directors Nominees:
   J.F. Akers,
   R.E. Allen, W. Calloway,
   R.A. Enrico, R.L. Hunt,
   J.J. Murphy,
   S.S  Reinemund       FOR    WITHHELD                                           FOR   AGAINST  ABSTAIN
   S.P. Rockefeller    /   /    /   /           3. Shareholder Proposal          /  /     /  /    /  /
   F.A. Thomas                                    (Proxy Statement p. 13)
   P.R. Vagelos
   K.M. von der Heyden
   C.E. Weatherup
   A.R. Weber
                                                4. Shareholder Proposal         /  /     /  /     /  /
                                                   (Proxy Statement p. 14)


      ------------------------------------
      WITHHELD FOR: (Write that nominee's
      name above.)                              5. Shareholder Proposal         /  /     /  /     /  /
                                                   Proxy Statement p. 15)
2.   Approval of   /   /   /   /     /   /
     Auditors      FOR    AGAINST   ABSTAIN

                                                Where no voting instructions are given, the       I PLAN TO ATTEND MEETING
                                                shares represented by this Proxy will be          If you check this box to the /  /
                                                VOTED FOR Items No. 1 and 2 and VOTED             right an admission card will
                                                AGAINST Items No. 3, 4 and 5.                     be sent to you



                                                Receipt is hereby acknowledged of the PepsiCo Notice of Meeting and Proxy
                                                Statement. IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as  attorney,  executor, administrator, trustee or guardian,  please give your full title as such.  If the holder is a  corporation,  execute in full
                                                corporate   name  by  authorized officer.


Signature----------------------------------     Date------------    Signature------------------------------------- Date -----------

                 DIRECTIONS TO PEPSICO, INC. WORLD HEADQUARTERS
                               PURCHASE, NEW YORK



   [LOCAL AREA MAP IS PROVIDED IN PRINTED PROXY STATEMENT SHOWING MAIN ROADS
          SURROUNDING PEPSICO WORLD HEADQUARTERS IN PURCHASE, NEW YORK.]



BY CAR FROM NEW YORK

WEST SIDE - MANHATTAN - BRONX

West Side Highway/Henry Hudson Parkway to Cross County Parkway East. Take Hutchinson River Parkway Northbound to Exit 28 (Lincoln Avenue, Port Chester). Left on Lincoln Avenue and proceed one (1) mile to PepsiCo on right.

EAST SIDE - MANHATTAN

East Side Drive to Bronx via Triboro Bridge. Take the Bruckner Expressway (278) North to the Hutchinson River Parkway Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

EAST SIDE - BRONX

Hutchinson River Parkway North to Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

BROOKLYN, QUEENS & J.F. KENNEDY AIRPORT

Van Wyck Expressway (678) to the Bronx Whitestone Bridge to Hutchinson River Parkway North. Take Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

LA GUARDIA AIRPORT

Grand Central Parkway East to Whitestone Expressway Exit. Cross the Whitestone Bridge North to Hutchinson River Parkway North. Take Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

FROM LONG ISLAND

Long Island Expressway or the Grand Central Parkway to the Cross Island Parkway. Cross Island Parkway West to the Throgs Neck Bridge. Cross Throgs Neck Bridge North and travel North on New England Thruway (Route 95) to Hutchinson River Parkway North to Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

FROM WEST OF HUDSON RIVER - TAPPAN ZEE BRIDGE

Cross Tappan Zee Bridge South. Follow Cross Westchester (Interstate 287) to
Exit 8E. (Route 127 Harrison, Westchester Avenue). Stay on Westchester Avenue and turn left onto Anderson Hill Road. Proceed about four (4) miles to PepsiCo on right.

FROM CONNECTICUT - MERRITT PARKWAY

Take the Merritt Parkway South, which becomes the Hutchinson River Parkway, to Exit 28 (Lincoln Avenue, Port Chester). Turn right and proceed one (1) mile to PepsiCo on right.

NEW ENGLAND THRUWAY

Follow the New England Thruway to Exit for Cross Westchester Expressway, Westbound. Take Exit 9 North, Hutchinson River Parkway, to Exit 28 (Lincoln Avenue, Port Chester). Turn left onto Lincoln Avenue and proceed one (1) mile to PepsiCo on right.

FROM NORTHERN WESTCHESTER

Take 684 South to Westchester Airport Exit, Route 120 South. Left on Purchase Street to Anderson Hill Road, left on Anderson Hill Road to PepsiCo on right.




                                  PEPSICO, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   May 7, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

         The undersigned hereby appoints Roger A. Enrico and Edward V. Lahey, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of PepsiCo, Inc. Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Purchase, New York, on Wednesday, May 7, 1997 at 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                                      (Continued and to be signed on other side)

                                  PROXY CARD 2




                                  PEPSICO, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   May 7, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

         The undersigned hereby appoints Roger A. Enrico and Edward V. Lahey, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of PepsiCo, Inc. Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Purchase, New York, on Wednesday, May 7, 1997 at 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                                      (Continued and to be signed on other side)


                                                 V  FOLD AND DETACH HERE  V

-----------------------------------------------------------------------------------------------------------------------------------

/  X  /  PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE
-----------------------------------------------------------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3, 4 and 5.
        VOTE FOR ITEMS 1 AND 2.
--------------------------------------    -----------------------------------------------------------------------------------------

  1. Election of Directors Nominees:
   J.F. Akers,
   R.E. Allen, W. Calloway,
   R.A. Enrico, R.L. Hunt,
   J.J. Murphy,
   S.S  Reinemund       FOR    WITHHELD                                           FOR   AGAINST  ABSTAIN
   S.P. Rockefeller    /   /    /   /           3. Shareholder Proposal          /  /     /  /    /  /
   F.A. Thomas                                    (Proxy Statement p. 13)
   P.R. Vagelos
   K.M. von der Heyden
   C.E. Weatherup
   A.R. Weber
                                                4. Shareholder Proposal         /  /     /  /     /  /
                                                   (Proxy Statement p. 14)


      ------------------------------------
      WITHHELD FOR: (Write that nominee's
      name above.)                              5. Shareholder Proposal         /  /     /  /     /  /
                                                   Proxy Statement p. 15)
2.   Approval of   /   /   /   /     /   /
     Auditors      FOR    AGAINST   ABSTAIN

                                                Where no voting instructions are given, the
                                                shares represented by this Proxy will be
                                                VOTED FOR Items No. 1 and 2 and VOTED
                                                AGAINST Items No. 3, 4 and 5.



                                                Receipt is hereby acknowledged of the PepsiCo Notice of Meeting and Proxy
                                                Statement. IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as  attorney,  executor, administrator, trustee or guardian,  please give your full title as such.  If the holder is a  corporation,  execute in full
                                                corporate   name  by  authorized officer.


                                                Signature------------------------------------- Date -----------